EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 11, 2007, by and among Midwest Energy, Inc., a Nevada corporation, with headquarters located at 7300 West 110th Street, Seventh Floor, Overland Park, Kansas 66210 (the “Company”), EnerJex Resources, Inc., a Nevada corporation, with headquarters located at 7300 West 110th Street, Seventh Floor, Overland Park, Kansas 66210 (“Parent”) and the investors listed on the Schedule of Buyers attached hereto (each individually, a “Buyer,” and collectively the “Buyers”).

WHEREAS:

A.	The Company is a wholly-owned subsidiary of Parent.

B.           Each of the Company, Parent and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C.           The Company has authorized a new series of senior secured debentures of the Company (the “Debentures”). In connection with the sale of the Debentures and as an inducement to the Buyers to purchase the Securities (as defined below), the Company desires to instruct Parent to issue to the Buyers, upon the terms and conditions stated in this Agreement the amount of shares of Parent’s common stock, $0.001 par value per share (the “Common Stock”) or warrants, each warrant entitling the holder to purchase one share of Common Stock (the “Warrants”), set forth opposite each Buyer’s name in column (4) and (6) on the Schedule of Buyers (which aggregate amount for all Buyers shall be 9,000,000 shares or warrants) (the “Closing Securities”).

D.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Debentures, in substantially the form attached hereto as Exhibit A, set forth opposite such Buyer’s name in column (3) and (5) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $9,000,000).

E.           The Debentures bear interest, which at the option of the Company, subject to certain conditions, may be paid in additional shares (collectively, the “Interest Shares”) of Common Stock.

F.            If certain thresholds of production are not met, as set forth herein, Parent shall be obligated to issue Threshold Shares (as defined herein) of Common Stock to the Buyers.

G.           Contemporaneously with the execution and delivery of this Agreement, Parent and the Buyers are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which Parent has agreed to provide certain registration rights with respect to the Closing Securities, the Interest Shares and the Threshold Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

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H.           The Debentures, the Closing Securities, the Interest Shares and the Threshold Shares are collectively referred to herein as the “Securities.”

I.             Contemporaneously with the execution and delivery of this Agreement, Parent is executing and delivering a Guaranty, substantially in the form attached hereto as Exhibit G (the “Guaranty”), pursuant to which Parent has agreed to guaranty the obligations of the Company under the Debentures.

J.            Contemporaneously with the execution and delivery of this Agreement, Parent, the Company and the Buyers shall execute and deliver a Pledge and Security Agreement, substantially in the form attached hereto as Exhibit H (the “Security Agreement”), pursuant to which the assets and shares of the Company will be pledged as collateral to secure the Debentures.

NOW, THEREFORE, the Company, Parent and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF DEBENTURES AND CLOSING SHARES.
(a)	Initial Closing.

(i)           Subject to and in reliance upon the representations and warranties set forth in Section 3 below, and the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, (i) the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below), a principal amount of Debentures as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (ii) the Company shall deliver or cause to be delivered to each Buyer on the Initial Closing Date (as defined below) the number of Closing Securities as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers. The aggregate purchase price (the “Initial Purchase Price”) of the Debentures and Closing Securities to be purchased by the Buyers at the Initial Closing shall be equal to $6,300,000. The closing (the “Initial Closing”) of the purchase of the Debentures and the Closing Securities by the Buyers shall occur at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173. The date and time of the Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York City Time, on the date hereof.

(ii)          On the Initial Closing Date, (i) each Buyer shall pay its aggregate Initial Purchase Price to the Company for the Debentures and Closing Securities to be issued and sold to such Buyer at the Initial Closing, by wire transfer of immediately available funds in accordance with Company’s written wire instructions, (ii) the Company shall deliver to each Buyer (A) the Debentures (in the denominations as such Buyer shall have requested prior to the Closing) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee and (B) the Closing Securities (in the denominations as such Buyer shall have requested prior to the Closing) which such Buyer is then purchasing, duly executed on behalf of the Parent and registered in the name of such Buyer or its designee.

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(b)	Second Closing.

(i)           Subject to and in reliance upon the representations and warranties set forth in Section 3 below, and the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, (i) the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Second Closing Date (as defined below), a principal amount of Debentures as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers and (ii) the Company shall deliver or cause to be delivered to each Buyer on the Second Closing Date the number of Closing Securities as is set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers. The aggregate purchase price (the “Second Purchase Price”) of the of the Debentures and Closing Securities to be purchased by the Buyers at the Second Closing shall be equal to $2,700,000. The closing (the “Second Closing”) of the purchase of the Debentures and the Closing Securities by the Buyers shall occur at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173. The date and time of the Closing (the “Second Closing Date”) shall be 10:00 a.m., New York City Time, on or before June 8, 2007.

(ii)          On the Second Closing Date, (i) each Buyer shall pay its aggregate Second Purchase Price to the Company for the Debentures and Closing Securities to be issued and sold to such Buyer at the Second Closing, by wire transfer of immediately available funds in accordance with Company’s written wire instructions, (ii) the Company shall deliver to each Buyer (A) the Debentures (in the denominations as such Buyer shall have requested prior to the Closing) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee and (B) the Closing Securities (in the denominations as such Buyer shall have requested prior to the Closing) which such Buyer is then purchasing, duly executed on behalf of the Parent and registered in the name of such Buyer or its designee.

2.	BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a)          No Public Sale or Distribution. Such Buyer is acquiring (i) the Debentures and the Closing Securities, (ii) upon the receipt of any Interest Shares, will acquire such Interest Shares, and (iii) upon the receipt of any Threshold Shares, will acquire such Threshold Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the 1933 Act, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b)          Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

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(c)          Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and Parent are relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)          Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and Parent and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and Parent. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s and Parent’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)          No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company and Parent an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company and Parent with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or, in each case, a successor rule thereto); provided, however, that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company or Parent with any notice thereof or otherwise make any delivery to the Company or Parent pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)          Legends. Such Buyer understands that the certificates or other instruments representing the Debentures and, until removed in accordance with Section 3(l) of the Registration Rights Agreement, the stock certificates representing the Closing Securities, the Interest Shares and the Threshold Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company or Parent, as applicable, shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company or Parent, as applicable, with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such Securities are sold, assigned or transferred pursuant to Rule 144, or such holder provides the Company or Parent, as applicable, with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k).

(h)          Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT.

As an inducement to the Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and Parent jointly and severally represent and warrant to each of the Buyers that each and all of the following representations and warranties (as modified by the disclosure schedules delivered to the Buyers contemporaneously with the execution and delivery of this Agreement (the “Schedules”)) are true and correct as of the Initial Closing Date and the Second Closing Date (each a “Closing Date”). The Schedules shall be arranged by the Company and Parent in paragraphs corresponding to the sections and subsections contained in this Section 3.

(a)          Organization and Qualification. Parent and its “Subsidiaries” (which for purposes of this Agreement means any entity in which Parent, directly or indirectly, owns capital stock or holds an equity or similar interest, including the Company) are entities duly organized

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and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of Parent and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of Parent and its Subsidiaries, taken as whole, or on the transactions contemplated hereby and by the other Transaction Documents, or on the authority or ability of Parent and/or the Company to perform its obligations under the Transaction Documents. Parent has no Subsidiaries other than the Company and except as set forth on Schedule 3(a).

(b)          Authorization; Enforcement; Validity. Each of Parent and the Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Debentures, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Security Agreement, the Guaranty, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and Parent have been duly authorized by each of the Company’s and Parent’s Board of Directors and the consummation by the Company and Parent of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Debentures by the Company and the issuance of the Closing Securities, the Interest Shares and the Threshold Shares by Parent, have been or will be at the time of issuance duly authorized by the Company’s Board of Directors and Parent’s Board of Directors and (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and other than filings with “Blue Sky” authorities as required therein) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders or Parent, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by each of the Company and Parent, and constitute the legal, valid and binding obligations of each of the Company and Parent, enforceable against the Company and Parent in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)          Issuance of Securities. The issuance of the Debentures and the Closing Securities are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. Upon issuance on the Initial Closing Date, the Company shall have reserved from its duly authorized capital stock not less than the maximum number of shares of Common Stock issuable as Threshold Shares. Upon issuance, (i) the Closing Securities, (ii) the Interest Shares, and (iii) the Threshold Shares, will be, validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations made by each Buyer in Section 2, the offer and issuance by the Company and Parent of the Securities is exempt from registration under the 1933 Act.

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(d)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and Parent and the consummation by the Company and Parent of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debentures, the Closing Securities, the Interest Shares and the Threshold Shares) will not (i) result in a violation of Parent’s Articles of Incorporation, Parent’s Bylaws, the Company’s Articles of Incorporation or the Company’s Bylaws (each as defined in Section 3(r)) or the governing documents of any of Parent’s Subsidiaries or the terms of any capital stock of Parent or any of its Subsidiaries; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Parent or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected.

(e)          Consents. Neither the Company nor Parent is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (w) filing with the SEC of a Form 8-K, Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (x) filings with “Blue Sky” authorities, and (y) filings required by the Security Agreement). All consents, authorizations, orders, filings and registrations which the Company and Parent are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and Parent and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company or Parent from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)           Acknowledgment Regarding Buyer’s Purchase of Securities. Each of the Company and Parent acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or Parent, (ii) to the knowledge of the Company or Parent, an “affiliate” of the Company or Parent (as defined in Rule 144) or (iii) to the knowledge of the Company or Parent, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). Each of the Company and Parent further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or Parent (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. Each of the Company and Parent further represents to each Buyer that the Company’s and Parent’s decisions to enter into the Transaction Documents have been based solely on the independent evaluation by the Company and Parent and their respective representatives.

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(g)          No General Solicitation; Placement Agent’s Fees. None of the Company, Parent, nor any of their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Parent shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyers or their investment advisors) relating to or arising out of the transactions contemplated hereby. Parent shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company and Parent acknowledge that they have engaged C. K. Cooper & Company as placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, neither the Company nor Parent has engaged any placement agent or other agent in connection with the sale of the Securities.

(h)          No Integrated Offering. None of Parent, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by Parent or the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Parent or its Subsidiaries are listed or designated. None of Parent, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i)           U.S. Real Property Holding Corporation. Neither the Company nor Parent is, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and Parent will so certify upon the request of any Buyer.

(j)           Application of Takeover Protections; Rights Agreement. Each of the Company and Parent and its respective board of directors has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or Parent’s Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Debentures, Parent’s issuance of the Closing Securities and any Buyer’s ownership of the Securities. Parent has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of Parent.

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(k)          SEC Documents; Financial Statements. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). Parent has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the SEC Documents, as amended, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l)           Absence of Certain Changes. Except as disclosed in Parent’s Quarterly Report on Form 10-QSB for the period ended December 31, 2006, since December 31, 2006, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of Parent or its Subsidiaries. Except as disclosed in writing to Buyers, since December 31, 2006, Parent has not (i) declared or paid any dividends, (ii) sold any assets or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000, other than in connection with its ongoing oil and gas projects in the ordinary course of business. None of Parent nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does Parent nor any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company nor Parent is as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing or the Second Closing, will be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to the Company or Parent (i) the present fair saleable value of the Company’s or Parent’s assets, as applicable, is less than the amount required to pay the Company’s or Parent’s total Indebtedness (as defined in Section 3(s)), as applicable, (ii) the Company or Parent, as applicable, is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company or Parent, as applicable, intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company or Parent, as applicable, has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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(m)         No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transaction contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to Parent, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by Parent under applicable securities laws on a registration statement on Form SB-2 filed with the SEC relating to an issuance and sale by Parent of its Common Stock and which has not been publicly announced.

(n)          Conduct of Business; Regulatory Permits. Neither Parent nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or other governing documents. Neither Parent nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Parent or its Subsidiaries. Without limiting the generality of the foregoing, Parent is not in violation of any of the rules, regulations or requirements of the NASD OTC Bulletin Board (the “Principal Market”) and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the one (1) year period prior to the date hereof, (i) the Common Stock has been listed on the Principal Market or quoted on the “gray sheets” (the “Gray Sheets”), (ii) trading in the Common Stock or quotation on the Gray Sheets has not been suspended by the SEC, the Principal Market or the Gray Sheets and (iii) Parent has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. Parent and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither Parent nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)          Foreign Corrupt Practices. Neither Parent nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of Parent or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Parent or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)          Sarbanes-Oxley Act. Parent is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 to small business issuers that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)          Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers, directors or employees of Parent or any of its Subsidiaries is presently a party to any transaction with Parent or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services

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to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Parent or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r)           Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of one hundred million (100,000,000) shares of common stock, $0.001 par value per share, of which, as of the date hereof, 13,178,656 shares are issued and outstanding, and ten million (10,000,000) shares of preferred stock, $0.001 par value per share, of which no shares were issued and outstanding on the date hereof. All of such outstanding shares of Parent and the Company have been validly issued and are fully paid and nonassessable. Except as disclosed on Schedule 3(r): (i) none of Parent’s or the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Parent or the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of Parent or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Parent or any of its Subsidiaries is or may become bound to issue additional share capital of Parent or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of Parent or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with Parent or any of its Subsidiaries; (v) there are no agreements or arrangements under which Parent or any of its Subsidiaries is obligated to register the sale of any of its securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of Parent or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Parent or any of its Subsidiaries is or may become bound to redeem a security of Parent or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither Parent nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) Parent and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of Parent’s or its Subsidiaries’ respective businesses. Schedule 3(r) contains true, correct and complete copies of (i) the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (“the Company’s Articles of Incorporation”), (ii) the Company’s Bylaws, as amended and as in effect on the date hereof (“the Company’s Bylaws”), (iii) Parent’s Articles of Incorporation, as amended and as in effect on the date hereof (“Parent’s Articles of Incorporation”), (iv) Parent’s Bylaws, as amended and as in effect on the date hereof (“Parent’s Bylaws”), and (v) the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

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(s)           Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or Schedule 3(s), neither Parent nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Parent’s officers, has or is expected to have a Material Adverse Effect, except as otherwise disclosed in Schedule 3(s). Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)           Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency (including the SEC), self-regulatory organization or body pending or, to the knowledge of Parent or the Company, threatened against or affecting Parent, the Company, the Common Stock or any of Parent’s Subsidiaries or any of Parent’s or its Subsidiaries’ officers or directors.

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(u)          Insurance. Parent and each of its Subsidiaries are insured or will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Parent believes to be prudent and customary in the businesses in which the Parent and its Subsidiaries are engaged including, without limitation, directors’ and officers’ liability insurance. Neither Parent nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither Parent nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)          Employee Relations. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Parent and its Subsidiaries believe that their relations with their employees are good. No executive officer of Parent or any of its Subsidiaries has notified Parent or any such Subsidiary that such officer intends to leave Parent or any such Subsidiary or otherwise terminate such officer’s employment with Parent or any such Subsidiary. No executive officer of Parent or any of its Subsidiaries, to the knowledge of Parent or any such Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject Parent or any such Subsidiary to any liability, other than general unemployment compensation, with respect to any of the foregoing matters. Parent and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)         Title. Parent and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of Parent and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except Permitted Liens (as defined in the Debentures) and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Parent and any of its Subsidiaries. Any real property and facilities held under lease by Parent and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by Parent and its Subsidiaries.

(x)          Intellectual Property Rights. Parent and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of Parent’s or any of its Subsidiaries’ Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. Neither Parent nor the Company has any knowledge of any infringement by Parent or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or

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brought, or to the knowledge of Parent or the Company, being threatened, against Parent or its Subsidiaries regarding its Intellectual Property Rights. Each of Parent and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Parent and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(y)          Environmental Laws. Parent and each of its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)          Subsidiary Rights. Parent or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by Parent or such Subsidiary.

(aa)        Investment Company. Neither the Company nor Parent is, or is an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb)        Tax Status. Parent and each of its Subsidiaries (i) has made or will file all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject on a timely basis, (ii) has paid or will pay all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations on a timely basis, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Parent and the Company know of no basis for any such claim.

(cc)        Internal Accounting and Disclosure Controls. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with

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generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Parent in the reports that it files or submits under the 1934 Act is accumulated and communicated to Parent’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof, neither Parent nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of Parent or any of its Subsidiaries.

(dd)        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Parent and an unconsolidated or other off balance sheet entity that is required to be disclosed by Parent in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)        Ranking of Debentures. Except as permitted by the Debentures, no Indebtedness of the Company will rank senior to or pari passu with the Debentures in right of payment, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff)         Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company or Parent, as applicable, and all laws imposing such taxes will be or will have been complied with.

(gg)        Manipulation of Price. Neither Parent nor the Company has, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Parent or the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (except for customary placement fees payable in connection with this transaction), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Parent or the Company (except for customary placement fees payable in connection with this transaction).

(hh)        Disclosure. Each of Parent and the Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of Parent and the Company. All disclosure provided to the Buyers regarding Parent, the Company, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of Parent and the Company is true

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and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by Parent and the Company did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Parent or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by Parent or any of its Subsidiaries but which has not been so publicly announced or disclosed, except for information that will be contained within the Parent’s next due report under the 1934 Act and information relative to this transaction.

4.	COVENANTS.

(a)          Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)          Form D and Blue Sky. Each of the Company and Parent agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. Each of the Company and Parent shall, on or before the Closing Date, take such action as the Company and Parent shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Initial Closing and the Second Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Each of the Company and Parent shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)          Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Closing Securities and none of the Debentures are outstanding (the “Reporting Period”), Parent shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and Parent shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)          Use of Proceeds. The Company and Parent will use the proceeds from the sale of the Securities as set forth on Schedule 4(d) hereto.

(e)          Financial Information. Parent agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period: (i) unless filed with the SEC through EDGAR and available to the public through the EDGAR system, within one business day after the filing thereof with the SEC, a copy of all Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period

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other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act of Parent, (ii) on the same day as the release thereof, copies of all press releases issued by Parent or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of Parent generally, contemporaneously with the making available or giving thereof to the stockholders.

(f)           Listing. To the extent the Company’s Registrable Securities (as defined in the Registration Rights Agreement) are listed upon a national securities exchange or automated quotation system that provides for the listing of securities, Parent shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Parent shall maintain the Common Stock’s authorization for quotation on the Principal Market. Parent shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)          Fees. Parent shall reimburse the Buyers or their designee(s) for reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) in an aggregate amount not to exceed $75,000, which amount shall be withheld by Buyers from the Initial Purchase Price on the Closing Date and additional fees incurred post-closing in connection with perfecting Buyers’ security interests up to an amount not to exceed $15,000 in the aggregate. Parent shall be responsible for the payment of, and shall pay, any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyers or their investment advisors) relating to or arising out of the transactions contemplated hereby, and shall hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(h)          Pledge of Securities. Each of Parent and the Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide Parent or the Company with any notice thereof or otherwise make any delivery to Parent or the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof unless required in connection with the registration of the Securities or by applicable law. Each of Parent and the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)           Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second business day following the date of this Agreement, Parent shall file a Current Report on Form 8-K describing the terms of the

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transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement, if required), the form of Debentures and the Registration Rights Agreement) (including all attachments, the “8-K Filing”). Any material non-public information provided by Parent and/or the Company to any Buyer in connection with this transaction shall be included by Parent within the aforementioned 8-K Filing. From and after the filing of the 8-K Filing with the SEC, Parent represents and acknowledges that no Buyer shall be in possession of any material, nonpublic information received from Parent or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. Parent shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding Parent or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by Parent, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer may, but shall not be obligated to, notify Parent of such breach and the material, nonpublic information the receipt of which resulted in such breach. Within two business days of receipt of such notice, Parent shall either (a) deliver a notice to such Buyer certifying such material, non-public information has already been publicly disclosed by Parent or (b) make a public disclosure, in the form of a press release, public advertisement, Form 8-K, or otherwise, of such material, nonpublic information. Subject to the foregoing, neither Parent, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Parent shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by Parent in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither Parent nor the Company shall disclose the name of any Buyer or its affiliates in any filing, announcement, release or otherwise except in the 8-K Filing, the Registration Statement (as defined in the Registration Rights Agreement) or other required SEC filing or report.

(j)           Restriction on Redemption and Cash Dividends. So long as any Debentures are outstanding, Parent shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of the Debentures representing not less than a majority of the aggregate principal amount of the then outstanding Debentures.

(k)          Additional Debentures. So long as any Buyer beneficially owns any Debentures, the Company will not issue any Debentures (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Debentures.

(l)           Corporate Existence. So long as any Buyer beneficially owns any Securities, Parent and the Company shall not be party to any Fundamental Transaction (as defined in the Debentures) unless each of Parent and the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Debentures.

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(m)         Incurrence of Liens. So long as any Debentures are outstanding, Parent and the Company shall not, directly or indirectly, allow or suffer to exist any Lien, other than Permitted Liens (as defined in the Debentures), upon any property or assets (including accounts and contract rights) owned by Parent and the Company.

(n)          Conduct of Business. The business of Parent and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o)	Additional Issuances of Securities.

(i)           For purposes of this Section 4(o), the following definitions shall apply.

(1)          “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)          “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)          “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii)          From the date hereof until ninety (90) days following the Effective Date (as defined in the Registration Rights Agreement), Parent and its Subsidiaries shall not directly or indirectly file any registration statement with the SEC other than the Registration Statement (as defined in the Registration Rights Agreement) other than on Form S-8 or Form S-4.

(iii)        As long as any Debenture is outstanding, Parent shall not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life, and under any circumstance, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents or debt securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless Parent shall have first provided Buyers with the right to participate in any Subsequent Placement up to Buyer’s pro rata portion, calculated based on Buyer’s ownership of shares of Common Stock compared to the then-outstanding shares of Common Stock. At least five Trading Days prior to the closing of the Subsequent Placement, the Company shall deliver to each Buyer a written notice of its intention to effect a Subsequent Placement (“Pre-Notice”), which Pre-Notice shall ask such Buyer if it wants to review the details of such financing (such additional notice, a “Subsequent Placement Notice”).

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Upon the request of a Buyer, and only upon a request by such Buyer, for a Subsequent Placement Notice, the Company shall promptly, but not later than one Trading Day after such request, deliver a Subsequent Placement Notice to such Buyer. The Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Placement is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. Any Buyer desiring to participate in such Subsequent Placement must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth Trading Day after all of the Buyers have received the Pre-Notice that the Buyer is willing to participate in the Subsequent Placement, the amount of the Buyer’s participation, and that the Buyer has such funds ready, willing and available for investment on the terms set forth in the Subsequent Placement Notice. If the Company receives no notice from a Buyer as of such fifth Trading Day, such Buyer shall be deemed to have notified the Company that it does not elect to participate. The Company must provide the Buyers with a second Subsequent Placement Notice, and the Buyers will again have the right of participation set forth above in this Section 4(o)(iii), if the Subsequent Placement subject to the initial Subsequent Placement Notice is not consummated for any reason on the terms set forth in such Subsequent Placement Notice within 60 Trading Days after the date of the initial Subsequent Placement Notice.

(iv)         The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of: (i) any Common Stock Equivalents issued pursuant to a employee benefit plan which has been approved by the Board of Directors of Parent for up to 5,000,000 Options to be granted by the Board of Directors and will range in price fro, $0.60 to $1.00 with a one to three-year vesting schedule, (ii) any security issued in a bona fide underwritten public offering by Parent or any of its Subsidiaries, (iii) issuance for services performed for the Company or Parent at a value not less than $0.60 per share, or (iv) in connection with any acquisition by the Parent, whether through an acquisition of stock or a merger of any business or assets the primary purpose of which is not to raise equity capital.

(p)          Allocation of Purchase Price for Federal Income Tax Purposes. In accordance with Treasury regulations section 1.1273-2(h), the Company and Parent shall allocate the Initial Purchase Price and the Second Purchase Price between the Debentures and the Closing Securities based upon their relative fair market values. In making such allocation, the parties hereto shall agree, based upon the advice of their financial advisors, upon the appropriate methodology to be used for determining the relative fair market values of the Debentures and the Closing Securities. Notwithstanding this provision, generally accepted accounting principles may require a different purchase price to be reflected in Parent’s financial statements.

(q)	Production Thresholds and Reporting.

(i) As long as any Debenture is outstanding, the Company shall produce a minimum average daily quantity of oil and natural gas (on a bbl equivalent basis, with 6 Mcf of natural gas being equal to one bbl of oil equivalent (the “BOE”)). The BOE per day (the “BOPDE”) must be no less than the following on each of the following dates (the “Measurement Dates”):

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	12/31/07	06/30/08	12/31/08	06/30/09
BOPDE Production	180	182	170	206

(ii)         As long as any Debenture is outstanding, the Company shall have the option of calculating the average BOPDE amount by averaging its production volumes for any of the following time periods:

(A)        From the first day of the month in which the Measurement Date falls to the last day of the month in which the Measurement Date falls;

(B)        For the 29 days preceding and including the 15th day of the month in which the Measurement Date falls; or

(C)        For the 29 days subsequent to and including the 15th day of the month in which the Measurement Date falls.

(iii)        In the event that for any Measurement Date, the Company does not meet the production thresholds applicable to such Measurement Date, then within three (3) Business Days following such Measurement Date, Parent shall issue to the Buyers an aggregate 3,000,000 shares (the “Threshold Shares”) of Common Stock (which shall be allocated between the Buyers in accordance with their pro-rata interests in the Debentures set forth on the Schedule of Buyers). Each Buyer may elect, by written notice to the Parent, to receive Common Stock Purchase Warrants in lieu of its allocation of Threshold Shares. Such warrants shall have an exercise price of $0.01 per share of Common Stock, term of four years, and the warrant shares shall be Registrable Securities, and shall otherwise be in the form attached hereto as Exhibit I.

(iv)        Notwithstanding Section 4(q)(iii), with respect to the Measurement Date of:

(A)       December 31, 2008, if BOPDE production is (i) equal to or greater than 112 BOPDE but less than 170 BOPDE, Parent is only be obligated to issue 1,000,000 Threshold Shares instead of 3,000,000 Threshold Shares, and (ii) equal to or greater than 56 BOPDE but less than 112 BOPDE, Parent is only be obligated to issue 2,000,000 Threshold Shares instead of 3,000,000 Threshold Shares; and

(B) June 30, 2009, if BOPDE production is (i) equal to or greater than 136 BOPDE but less than 206 BOPDE, Parent is only be obligated to issue 1,000,000 Threshold Shares instead of 3,000,000 Threshold Shares, and (ii) equal to or greater than 69 BOPDE but less than 136 BOPDE, Parent is only be obligated to issue 2,000,000 Threshold Shares instead of 3,000,000 Threshold Shares.

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(v)         (A) Commencing on May 1, 2007, Parent shall provide the Buyers on the first business day of each month an expenditure report for all expenses paid out of the proceeds of the Debentures, and (B) commencing ninety (90) days from the date hereof, Parent shall provide Buyers on the first business day of each month a monthly production report for all of its properties, which shall include the number of development wells and water injections drilled and brought to production and the BOPDE for each such month. It is understood between the Parent and each of the Buyers that production values are available to the Parent on a delayed basis of approximately 45 days (i.e. January’s production is reported to the Parent on or about March 15th). Therefore, the production reports delivered to the Buyer will be on a delayed monthly basis. Each report to be delivered by Parent under this Section 4(q)(v) shall be delivered via e-mail to each of the Buyers. Parent shall file any such expenditure or production reports which contain material non-public information on a Form 8-K, pursuant to Section 4(i).

(r)           Parent’s Failure to Timely Deliver Securities. If within three (3) trading days after the Parent’s obligation to issue any Threshold Shares to a Buyer the Parent shall fail to issue and deliver a certificate to the Buyer and register such shares of Common Stock on the Parent’s share register or credit the Buyer’s balance account with DTC for the number of shares of Common Stock to which the Buyer is entitled hereunder, and if on or after such Trading Day the Buyer purchases (in an open market transaction or in another bona fide transaction) shares of Common Stock to deliver in satisfaction of a sale by the Buyer of such Threshold Shares that the Buyer anticipated receiving from the Parent (a “Buy-In”), then the Parent shall, within three Business Days after the applicable Measurement Date and in the Buyer’s discretion, either (i) pay cash to the Buyer in an amount equal to the Buyer’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Parent’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Buyer a certificate or certificates representing such shares of Common Stock and pay cash to the Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price of the Common Stock on the Measurement Date.

(s)           U.S. Real Property Holding Corporation. For as long as the Buyers hold any Securities, and unless otherwise agreed to by the Buyers who own Securities at the relevant time, the Parent will not cause its shares to be U.S. real property interests within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

5.	REGISTERS; TRANSFER AGENT INSTRUCTIONS.

(a)          Registers. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Debentures in which the Company shall record the name and address of the Person in whose name the Debentures have been issued (including the name and address of each transferee) and the principal amount of Debentures held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. Parent shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Common Stock in which the Company shall record the name and address of the Person in whose name the Closing Securities and any Interest Shares or Threshold Shares have been issued (including the name and address of each transferee) and the number of Closing Securities, Interest Shares and Threshold Shares held by such Person. Parent shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

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(b)          Transfer Agent Instructions. Parent shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Closing Securities and the Interest Shares and Threshold Shares, if any, in such amounts as specified from time to time by each Buyer to Parent in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”). Parent warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Sections 2(f) and 2(g) hereof, will be given by Parent to its transfer agent with respect to the Closing Securities, the Interest Shares and Threshold Shares, and that the Closing Securities, Interest Shares and Threshold Shares shall otherwise be freely transferable on the books and records of Parent, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of Closing Securities, Interest Shares or Threshold Shares in accordance with Sections 2(f) and 2(g), Parent shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment to be delivered within three business days. In the event that such sale, assignment or transfer involves Closing Securities, Interest Shares or Threshold Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, Parent acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by Parent of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.            CONDITIONS TO THE COMPANY’S AND PARENT’S OBLIGATIONS TO SELL.

(a)          The obligations of the Company and Parent hereunder to issue and sell the Debentures and Closing Securities to each Buyer at the Initial Closing or the Second Closing, as applicable (each a “Closing”), is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s and Parent’s sole benefit and may be waived by the Company and Parent at any time in their sole discretion by providing each Buyer with prior written notice thereof:

(i)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company and Parent.

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(ii)          Such Buyer and each other Buyer shall have delivered to the Company the Initial Purchase Price for the Debentures and Closing Securities being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)         Such Buyer and each other Buyer shall have delivered to the Company the Second Purchase Price for the Debentures and Closing Securities being purchased by such Buyer at the Second Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iv)         The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.	CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

(a)          The obligation of each Buyer hereunder to purchase the Debentures and the Closing Securities at the Initial Closing and the Second Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company and Parent with prior written notice thereof:

(i)           The Company and Parent shall have executed and delivered to such Buyer (A) each of the Transaction Documents, (B) the Debentures (in such denominations as such Buyer shall have requested prior to the Closing) being purchased by such Buyer at such Closing pursuant to this Agreement and (C) the Closing Securities (in such denominations as such Buyer shall have requested prior to the Closing Date) being purchased by such Buyer at such Closing pursuant to this Agreement.

(ii)          Such Buyer shall have received the opinion of Stoecklein Law Group, the Company’s and Parent’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit D attached hereto.

(iii)         Parent shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by Parent’s transfer agent.

(iv)         Parent shall have delivered to such Buyer a certificate evidencing the formation and good standing of Parent and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the Closing Date.

(v)          The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date reasonably proximate to the Closing Date.

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(vi)         Parent shall have delivered to such Buyer a certificate evidencing Parent’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Parent conducts business, as of a date reasonably proximate to the Closing Date.

(vii)       The Company shall have delivered to such Buyer a certified copy of the Company’s Articles of Incorporation as certified by the Secretary of State of the State of Nevada reasonably proximate to the Closing Date.

(viii)      Parent shall have delivered to such Buyer a certified copy of Parent’s Articles of Incorporation as certified by the Secretary of State of the State of Nevada reasonably proximate to the Closing Date.

(ix)         The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Company’s Articles of Incorporation and (iii) the Company’s Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

(x)          Parent shall have delivered to such Buyer a certificate, executed by the Secretary of Parent and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by Parent’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) Parent’s Articles of Incorporation and (iii) Parent’s Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit E.

(xi)         The representations and warranties of the Company and Parent shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company and Parent shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and Parent at or prior to the Closing Date. At each of the Initial Closing Date and the Second Closing Date, such Buyer shall have received certificates by the Chief Executive Officers of the Company and Parent, dated as of the such Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F.

(xii)       Parent shall have delivered to such Buyer a letter from Parent’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(xiii)      The Common Stock (I) shall be designated for quotation on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

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(xiv)      The Company and Parent shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xv)        Parent shall have obtained and delivered to such Buyer searches of Uniform Commercial Code filings in the jurisdictions of formation of Parent and its Subsidiaries, the jurisdiction of the chief executive offices of Parent and its Subsidiaries and each jurisdiction where any Collateral (as defined in the Security Agreement) is located or where a filing would need to be made in order to perfect the Buyers’ security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

(xvi)      Parent and its Subsidiaries shall have executed and delivered to such Buyer UCC financing statements for each appropriate jurisdiction as is necessary, in the Buyers’ sole discretion, to perfect the Buyers’ security interest in the Collateral.

(xvii)     The Company and Parent shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.            TERMINATION. In the event that the Initial Closing or the Second Closing shall not have occurred with respect to a Buyer on or before five business days from the Initial Closing Date or the Second Closing Date, as applicable, due to the Company’s or Parent’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 8, the Company and Parent shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9.	MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and

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consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)          Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)          Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, Parent, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company, Parent or any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, Parent and the holders of at least sixty five percent of the aggregate number of Registrable Securities issued hereunder (the “Majority Holders”), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Debentures, as the case may be. Neither the Company nor Parent has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each of the Company and Parent confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or Parent or otherwise.

NYK 1088891-10.079338.0012

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company,

Midwest Energy, Inc.

7300 W. 110th Street, 7th Floor

Overland Park, KS 66210

Telephone:	913.693.4600
Facsimile:	913.693.4601
Attention:	Steve Cochennet, CEO

With a copy (for informational purposes only) to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92102

Telephone:	619.595.4882
Facsimile:	619.595.4883
Attention:	Donald J. Stoecklein, Esq.

If to Parent,

EnerJex Resources, Inc.

7300 W. 110th Street, 7th Floor

Overland Park, KS 66210

Telephone:	913.693.4600
Facsimile:	913.693.4601
Attention:	Steve Cochennet, CEO

With a copy (for informational purposes only) to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

Telephone:	619.595.4882
Facsimile:	619.595.4883
Attention:	Donald J. Stoecklein, Esq.

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If to the Transfer Agent:

Standard Registrar & Transfer Company, Inc.

12528 South 1840 East

Draper, Utah 84020

Telephone:	801.571.8844
Facsimile:	801.571.2551
Attention:	Ronald Harrington

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Debentures. Neither the Company nor Parent shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Holders, including by way of a Fundamental Transaction (unless the Company and Parent are in compliance with the applicable provisions governing Fundamental Transactions set forth in the Debentures). A Buyer may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company, Parent and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(k)          Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and Parent’s other obligations under the Transaction Documents, the Company and Parent shall jointly and severally defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or Parent in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or Parent contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or Parent) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company or Parent pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertakings by the Company and Parent may be unenforceable for any reason, the Company and Parent shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnification provided in this Section 9(k) shall not apply to any Indemnified Liabilities which are the subject of the indemnification provided for in Section 6 of the Registration Rights Agreement, as well as shall not apply to those matters covered by the express exceptions to indemnification provided by Section 6 of the Registration Rights Agreement. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)         Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the Company

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and Parent recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. Each of the Company and Parent therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)          Payment Set Aside. To the extent that the Company or Parent makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, Parent, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o)          Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and each of the Company and Parent acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Buyer, the Company and Parent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MIDWEST ENERGY, INC., a Nevada corporation

By:/s/

Name:

Title:

PARENT:

ENERJEX RESOURCES, INC., a Nevada corporation

By:/s/

Name:

Title:

[Securities Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each Buyer, the Company and Parent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.

By:/s/

Name:

Title:

[Securities Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each Buyer, the Company and Parent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

WEST COAST OPPORTUNITY FUND, LLC

By:/s/

Name:

Title:

[Securities Purchase Agreement Signature Page]

                IN WITNESS WHEREOF, each Buyer, the Company and Parent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

ENABLE GROWTH PARTNERS LP

By:/s/

Name:

Title:

[Securities Purchase Agreement Signature Page]

                IN WITNESS WHEREOF, each Buyer, the Company and Parent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

ENABLE OPPORTUNITY PARTNERS LP

By:/s/

Name:

Title:

[Securities Purchase Agreement Signature Page]

                IN WITNESS WHEREOF, each Buyer, the Company and Parent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

GLACIER PARTNERS LP

By:/s/

Name:

Title:

[Securities Purchase Agreement Signature Page]

                IN WITNESS WHEREOF, each Buyer, the Company and Parent have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

FREY LIVING TRUST

By:/s/

Name:

Title:

[Securities Purchase Agreement Signature Page]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and Facsimile Number	Initial Closing Aggregate Principal Amount of Debentures	Aggregate Number of Initial Closing Securities	Second Closing Aggregate Principal Amount of Debentures	Aggregate Number of Second Closing Securities	Legal Representative’s Address and Facsimile Number
DKR Soundshore Oasis Holding Fund Ltd.	c/o DKR Oasis Management Company L.P. 1281 East Main Street Stamford, CT 06902 Telephone: 203.324.8378 Facsimile: 203.324.8488 Attention: Rajni Narasi, General Counsel Residence: Cayman Islands E-mail: rnarasi@dkrcapital.com	$700,000	700,000	$300,000	300,000
West Coast Opportunity Fund, LLC	2151 Alessandro Drive, Suite 100 Ventura, CA 93001 Telephone: 805.653.5333 Facsimile: 805.648.6488 Attention: Atticus Lowe Residence: Delaware E-mail: alowe@wcam.com	$3,500,000	3,500,000	$1,500,000	1,500,000	McDermott Will & Emery LLP 340 Madison Avenue New York, New York, 10173 Telephone: 212.547.5400 Facsimile: 212.547.5444 Attention: Stephen E. Older, Esq. Meir A. Lewittes, Esq.
Enable Growth Partners LP	Enable Capital Management One Ferry Building, Suite 225 San Francisco, CA 94111 Telephone: 415.677.1578 Attention: Brendan O’Neil, CFA and Principal & Portfolio Manager E-mail: boneil@enablecapital.com	$1,050,000	1,050,000	$450,000	450,000	Feldman Weinstein & Smith LLP 420 Lexington Avenue, Suite 2620 New York, New York 10170 Telephone: 212.931.8719 Facsimile: 212.997.4242 Attention: Joseph A. Smith
Enable Opportunity Partners LP	Enable Capital Management One Ferry Building, Suite 225 San Francisco, CA 94111 Telephone: 415.677.1578 Attention: Brendan O’Neil, CFA and Principal & Portfolio Manager E-mail: boneil@enablecapital.com	$350,000	350,000	$150,000	150,000	Feldman Weinstein & Smith LLP 420 Lexington Avenue, Suite 2620 New York, New York 10170 Telephone: 212.931.8719 Facsimile: 212.997.4242 Attention: Joseph A. Smith
Glacier Partners LP	Glacier Asset Management, LLC 812 Anacapa #b Santa Barbara, CA 93101 Telephone: 805.564.6769 Attention: Peter Castellanos E-mail: peter@glacierasset.com	$350,000	350,000	$150,000	150,000
Frey Living Trust	4105 NE Rigels Cove Way Jensen Beach, FL 34957 Telephone: 772.334.0474 Attention: Phil Frey E-mail: pf4105@adelphia.net	$350,000	350,000	$150,000	150,000
		Total principal amount of Debentures: $6,300,000	Total Initial Closing Securities to be Issued: 6,300,000	Total principal amount of Debentures: $2,700,000	Total Second Closing Securities to be Issued: 2,700,000

NYK 1088891-10.079338.0012